AMENDING AGREEMENT

THIS AGREEMENT (the “Agreement”) is dated July 16, 2012 between Intervia Inc. (“Intervia”) and Gino Chitaroni (“Chitaroni”) (collectively, the “Parties”).

WHEREAS:

(A) Intervia and Chitaroni entered into an option agreement dated July 15, 2010 (the “Option Agreement”), pursuant to which Intervia agreed to, among other things, expend a total of $100,000 on mineral exploration activities on the property under option (the “Expenditures”) and pay $25,000 to Chitaroni (the “Option Payment”) by July 15, 2012;

(B) Following further negotiations between Intervia and Chitaroni, the Parties wish to extend the date by which the Expenditures and Option Payment must be made to August 15, 2012.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1. The Option Agreement is revised and amended by deleting and replacing section 4.01(a)(iii) with the following:

     iii. an additional $25,000 payable on or before August 15, 2012.

2. The Option Agreement is revised and amended by deleting and replacing section 4.01(b)(ii) with the following:

     ii. a second phase work program of $100,000 to be completed by August 15, 2012; and

3. Except for the amendment set out herein, all other provisions of the Option Agreement are ratified and affirmed and remain in effect and are unamended.

4. This Agreement has been made in the province of Ontario and will be construed and interpreted according to the laws of Ontario and the laws of Canada in force therein.

5. Time will be of the essence in this Agreement.

6. This Agreement may be executed in any number of counterparts with the same effect as if every party to this Agreement had signed the same document, and all counterparts will be construed together and will constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

INTERVIA INC.

Per:	/s/Patrick Laferierre
Authorized Signatory

GINO CHITARONI

/s/GinoChitaroni